Exhibit (a)(12)

                               VALUE EQUITY TRUST
                         WRITTEN INSTRUMENT AMENDING THE
                              DECLARATION OF TRUST
                              --------------------

         The undersigned, being a majority of the duly elected and qualified Trustees of Value Equity Trust (the "Trust"), a Massachusetts business trust, acting pursuant to the Amended and Restated Declaration of Trust dated March 17, 1988, as amended (the "Declaration of Trust"), do hereby certify that the Board of Trustees of said Trust, by vote on December 2, 2005 of all of the Trustees of the Trust, duly adopted amendments to the Declaration of Trust (i) changing the name of the Trust to "DWS Value Equity Trust," and (ii) changing the name of the series of the Trust as follows:

Current Name                                           New Name
------------                                           --------

Scudder Select 500 Fund                       DWS Enhanced S&P 500 Index Fund
Scudder Tax Advantaged Dividend Fund          DWS Equity Income Fund

         This instrument shall constitute an amendment to the Declaration of Trust effective as of February 6, 2006.

         IN WITNESS WHEREOF, the undersigned have this day signed this Instrument.


/s/Dawn-Marie Driscoll                      /s/Henry P. Becton, Jr.
------------------------------              ------------------------------
Dawn-Marie Driscoll, Trustee                Henry P. Becton, Jr., Trustee

/s/Keith R. Fox
------------------------------              ------------------------------
Keith R. Fox, Trustee                       Kenneth C. Froewiss, Trustee

/s/Jean Gleason Stromberg                   /s/Carl W. Vogt
------------------------------              ------------------------------
Jean Gleason Stromberg, Trustee             Carl W. Vogt, Trustee




Dated as of December 2, 2005